As filed with the Securities and Exchange Commission on March 1, 2000
                                                Registration No. 333-

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         FORM S-8 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                              SYMANTEC CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                  DELAWARE                                      77-0181864
        (State or Other Jurisdiction                         (I.R.S. Employer
      of Incorporation or Organization)                     Identification No.)

                          20330 STEVENS CREEK BOULEVARD
                           CUPERTINO, CALIFORNIA 95014
          (Address of Principal Executive Offices, including Zip Code)

            SYMANTEC CORPORATION STOCK OPTION GRANT (APRIL 14, 1999)
                            (Full Title of the Plans)

                                JOHN W. THOMPSON
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              SYMANTEC CORPORATION
                          20330 STEVENS CREEK BOULEVARD
                           CUPERTINO, CALIFORNIA 95014
                                 (408) 253-9600
            (Name, Address and Telephone Number of Agent For Service)

                                   COPIES TO:

                            Gordon K. Davidson, Esq.
                               David A. Bell, Esq.
                               Thomas T. Kim, Esq.
                               Fenwick & West LLP
                              Two Palo Alto Square
                           Palo Alto, California 94306


                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------
                                                    PROPOSED       PROPOSED MAXIMUM
                                     AMOUNT          MAXIMUM           AGGREGATE        AMOUNT OF
                                      TO BE       OFFERING PRICE     OFFERING PRICE    REGISTRATION
   TITLE OF SECURITIES TO BE       REGISTERED     PER SHARE (1)                            FEE
           REGISTERED
---------------------------------------------------------------------------------------------------

Option to Purchase Common Stock      200,000         $ 13.00        $ 2,600,000.00        $ 687
and Common Stock, $0.01 par
value
---------------------------------------------------------------------------------------------------
            TOTAL                    200,000                        $ 2,600,000.00        $ 687
---------------------------------------------------------------------------------------------------

(1) Calculated pursuant to Rule 457(h) under the Securities Act.

                                     PART II
                      INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

        (a) Registrant's Form 10-K filed pursuant to 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which contains audited financial statements of Registrant as of March 31, 1998 and 1999 and for each of the years in the three-year period ended March 31, 1999.

        (b) Registrant's Current Reports on Form 8-K filed with the Commission on January 14, 2000.

        (c) Registrant's Form 10-Q filed pursuant to 13 or 15(d) of the Exchange Act for the quarterly periods ended July 2, 1999, October 1, 1999 and December 31, 1999.

        (d) The description of the Registrant's Common Stock contained in the Registrant's registration statement filed with the Commission under
            Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        (e) The description of Registrant's preferred stock purchase rights under the caption "Description of Registrant's Securities to be Registered" on pages 2 through 5 of the Registrant's Form 8-A filed on August 19, 1998, and any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of the filing of such documents.


ITEM 4.     DESCRIPTION OF SECURITIES.

            Not applicable.


ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

            Not applicable.


ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS AND LIMITATION OF
            LIABILITY.

        Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act").

        As permitted by Section 145 of the Delaware General Corporation Law, Registrant's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability:

            - for any breach of the director's duty of loyalty to Registrant or its stockholders;

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            -  for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

            - under Section 174 of the Delaware General Corporation Law regarding unlawful dividends and stock purchases; and

            - for any transaction from which the director derived an improper personal benefit.

        As permitted by the Delaware General Corporation Law, Registrant's Bylaws provide that:

            - Registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;

            - Registrant may indemnify its other employees and agents to the extent that it indemnifies its officers and directors, unless otherwise required by law, its certificate of incorporation, its bylaws or agreements to which it is a party;

            - Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and

            -  the rights conferred in the Bylaws are not exclusive.

        Registrant has entered into Indemnity Agreements with each of its current directors and officers to give such directors and officers additional contractual assurances regarding the scope of the indemnification set forth in Registrant's Certificate of Incorporation and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director, officer or employee of Registrant regarding which indemnification is sought, nor is Registrant aware of any threatened litigation that may result in claims for indemnification.

        Registrant maintains directors' and officers' liability insurance and intends to extend that coverage for public securities matters.

        See also the undertakings set out in response to Item 9.

        Reference is also made to the following documents filed as exhibits to this registration statement regarding relevant indemnification provisions described above and elsewhere herein:

               EXHIBIT DOCUMENT                                                   NUMBER
               ----------------                                                   ------
Registrant's Restated Certificate of Incorporation. (Incorporated by               4.01
reference to Annex G filed with the Registrant's Joint Management Information
Circular and Proxy Statement (No. 000-17781) dated October 17, 1995.)

Registrant's Bylaws, as amended and restated effective August 11, 1998.            4.02
(Incorporated by reference to Exhibit 3.1 filed with the Registrant's Current
Report 8-K filed August 19, 1998.)


ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

            Not applicable.


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

ITEM 8.     EXHIBITS.

  EXHIBIT                             EXHIBIT
  NUMBER                              TITLE
  ------                              ------

   4.01 Registrant's Restated Certificate of Incorporation. (Incorporated by reference to Annex G filed with the Registrant's Joint Management
          Information Circular and Proxy Statement (No. 000-17781) dated October
          17, 1995.)

   4.02 Registrant's Bylaws, as amended and restated effective August 11, 1998. (Incorporated by reference to Exhibit 3.1 filed with the Registrant's Current Report 8-K filed August 19, 1998.)

   4.03   Symantec Corporation Stock Option Grant (April 14, 1999).

   5.01 Opinion of Fenwick & West LLP regarding legality of the securities being registered.

  23.01   Consent of Ernst & Young LLP, Independent Auditors.

  24.01   Power of Attorney (see the signature page to this Registration
          Statement).


ITEM 9.     UNDERTAKINGS.

        The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (a) to include any prospectus required by Section 10(a)(3) of the
                Securities Act;

            (b) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

            (c) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(a) and (1)(b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) That, for purposes of determining any liability under the Securities Act, each filing of Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities


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offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrant pursuant to the provisions discussed in Item 6 hereof, or otherwise, Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cupertino, State of California, on this 29th day of February, 2000.
                                     SYMANTEC CORPORATION

                                     By:  /s/ JOHN W. THOMPSON
                                        ---------------------------------------
                                          John W. Thompson
                                          Chairman of the Board, President and
                                          Chief Executive Officer

                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints John W. Thompson, Greg Myers and Derek Witte, and each of them, his true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                             Title                       Date
             ---------                             -----                       ----
PRINCIPAL EXECUTIVE OFFICER:

/s/ JOHN W. THOMPSON                  Chairman of the Board,            February 29, 2000
-----------------------------         President and Chief Executive
John W. Thompson                      Officer

PRINCIPAL FINANCIAL OFFICER AND
PRINCIPAL ACCOUNTING OFFICER

/s/ GREG MYERS                        Chief Financial Officer, Vice     February 29, 2000
-----------------------------         President of Finance
Greg Myers

ADDITIONAL DIRECTORS

/s/ CARL D. CARMAN                    Director                          February 29, 2000
-----------------------------
Carl D. Carman


/s/ WALTER W. BREGMAN                 Director                          February 29, 2000
-----------------------------
Walter W. Bregman

/s/ ROBERT S. MILLER                  Director                          February 29, 2000
-----------------------------
Robert S. Miller

/s/ CHARLES M. BOESENBERG             Director                          February 29, 2000
-----------------------------
Charles M. Boesenberg

/s/ ROBERT R. B. DYKES                Director                          February 29, 2000
-----------------------------
Robert R. B. Dykes


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

                                  EXHIBIT INDEX


EXHIBIT                              EXHIBIT
NUMBER                                TITLE
------                               --------

   4.01 Registrant's Restated Certificate of Incorporation. (Incorporated by reference to Annex G filed with the Registrant's Joint Management
          Information Circular and Proxy Statement (No. 000-17781) dated October
          17, 1995.)

   4.02 Registrant's Bylaws, as amended and restated effective August 11, 1998. (Incorporated by reference to Exhibit 3.1 filed with the Registrant's Current Report 8-K filed August 19, 1998.)

   4.03   Symantec Corporation Stock Option Grant (April 14, 1999)

   5.01 Opinion of Fenwick & West LLP regarding legality of the securities being registered.

  23.01   Consent of Ernst & Young LLP, Independent Auditors

  24.01   Power of Attorney (see the signature page to this Registration
          Statement).